UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2015 (March 21, 2015)

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 21, 2015, Insperity, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates named therein (collectively, “Starboard”), which beneficially own approximately 13.1% of the outstanding common stock of the Company (the “Common Stock”). The following is a summary of the material terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.
Pursuant to the Agreement, immediately after the execution of the Agreement, the Company agreed that the Board of Directors of the Company (the “Board”) will take all necessary actions to (i) appoint (A) Peter A. Feld as a Class I director with a term expiring at the 2017 annual meeting of stockholders (the “2017 Annual Meeting”) and (B) Norman R. Sorensen as a Class II director, with a term expiring at the 2015 annual meeting of stockholders (the “2015 Annual Meeting”) and (ii) set the size of the Board at ten directors.
The Company agreed that Starboard shall have the right to nominate an additional nominee to serve as a Class I director with a term expiring at the 2017 Annual Meeting (such director, the “Additional Starboard Nominee” and together with Messrs. Feld and Sorensen, the “Starboard Nominees”) subject to the procedures described in the Agreement. Within five calendar days of the recommendation of the Additional Starboard Nominee by the Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”) pursuant to procedures detailed in the Agreement, the Board shall take all necessary actions to (i) appoint the Additional Starboard Nominee as a Class I director with a term expiring at the 2017 Annual Meeting, (ii) subject to certain limitations, appoint the Additional Starboard Nominee to any committee and subcommittee of the Board from which Messrs. Feld or Sorensen resign and (iii) set the size of the Board at eleven directors.
The Company also agreed that the Board shall take all action necessary to nominate for election at the 2015 Annual Meeting (i) Paul J. Sarvadi, Carol R. Kaufman and Mr. Sorensen for election to the Board as Class II directors with terms expiring at the 2018 annual meeting of stockholders and (ii) Austin P. Young as a Class I director with a term expiring at the 2017 Annual Meeting. In addition, (i) effective as of the adjournment of the 2015 Annual Meeting, Jack M. Fields and Paul S. Lattanzio will resign from the Board (including the Compensation Committee and Nominating and Corporate Governance Committee with respect to Mr. Fields and the Finance, Risk Management and Audit Committee and Nominating and Corporate Governance Committee with respect to Mr. Lattanzio) and (ii) substantially concurrently with the adjournment of the 2015 Annual Meeting, Eli Jones and Michael W. Brown shall resign as Class I directors with terms expiring at the 2017 Annual Meeting and shall be immediately reappointed by the Board as Class III directors with terms expiring at the 2016 annual meeting of stockholders (the “2016 Annual Meeting”). Following the 2015 Annual Meeting, the size of the Board will be set at nine directors.

The Agreement further provides that Starboard will continue to have the right to vote its shares of Common Stock through the 2015 Annual Meeting and will vote all of such shares for the election of each of the Company’s director nominees at the 2015 Annual Meeting. Starboard will also vote (i) in favor of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 and (ii) in accordance with the recommendations of the Board with respect to the Company’s “say-on-pay” proposal, unless Institutional Shareholder Services Inc. and Glass Lewis & Co., LLC recommend otherwise with respect to such “say-on-pay” proposal. The Company agreed to use its reasonable best efforts to hold the 2015 Annual Meeting no later than June 12, 2015. During the Standstill Period (as defined below), except in accordance with the terms of the Agreement, the Board will not seek to change the classes on which the directors serve, in each case without the prior written consent of Starboard.
Starboard agreed that it will not nominate or recommend for nomination any person for election at the 2015 Annual Meeting, submit proposals for consideration or otherwise bring any business before the 2015 Annual Meeting, nor will it engage in certain activities related to “withhold” or similar campaigns with respect to the 2015 Annual Meeting.

Under the terms of the Agreement, during the period from March 21, 2015 until the earlier of (i) 15 business days prior to the deadline for the submission of stockholder nominations for the 2016 Annual Meeting pursuant to the Company’s Amended and Restated Bylaws and (ii) the date that is 100 days prior to the first anniversary of the 2015 Annual Meeting (the “Standstill Period”), Starboard agreed to not to, among other things, solicit proxies regarding any matter to come before any annual or special meeting of stockholders, including for the election of directors, or enter into a voting agreement or any group with shareholders other than Starboard affiliates and current group members. In addition, among other standstill provisions, Starboard agreed that, during the Standstill Period, Starboard will not seek to make, or encourage any third party in making, any offer or proposal with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company and will not seek, or encourage any person, to submit nominees in furtherance of a contested solicitation for the election or removal of directors.
If Mr. Feld or the Additional Starboard Nominee (or any replacement director) is unable or unwilling to serve, resigns or is removed as a director prior to the 2017 Annual Meeting, or if Mr. Sorensen (or any replacement director) is unable or unwilling to serve, resigns or is removed as a director prior to the 2018 annual meeting of stockholders, and at such time Starboard beneficially owns in the aggregate at least the lesser of (i) 3.0% of the Company’s then outstanding shares of Common Stock and (ii) 764,983 shares of Common Stock (the “Minimum Ownership Threshold”), Starboard has the ability to recommend a replacement director in accordance with the terms of the Agreement.
Pursuant to the Agreement, the Board agreed to establish a committee of the Board (the “Independent Advisory Committee”) to review the Company’s business, and make recommendations to the Board regarding capital allocation and targeted ranges for Adjusted EBITDA Margins (as defined in the Agreement) (including, but not limited to, with respect to all advertising, general & administrative and corporate perquisite expenses as well as dividends and stock repurchases) while taking into consideration the Company’s risk profile and the potential impact of any recommended change on the Company’s business model and strategic plan. The Independent Advisory Committee shall initially be composed of Messrs. Brown, Young, Feld and Sorensen, with Mr. Feld serving as its Chairman. The Independent Advisory Committee will consist of only independent directors and the membership of the committee shall consist of two independent directors designated by the Company and two directors designated by Starboard. The committee shall remain in effect during the Standstill Period and, if determined by the Board, thereafter. At or promptly after the first Board meeting following the appointment of Messrs. Feld and Sorensen, the Independent Advisory Committee will recommend to the Board a lead independent director to serve for a one-year term; provided that if no such recommendation to the Board has been made by the Independent Advisory Committee within ninety days of the date of such first meeting, the Board shall select a lead independent director. The Independent Advisory Committee shall recommend targeted ranges for Adjusted EBITDA Margins for fiscal years 2015 and 2016 to the Board within sixty days following the 2015 Annual Meeting, which the Board shall have the right to review and approve. Subject to the Board’s approval of such targets, the Company agreed to issue a press release or public announcement publishing such targets on the date of the Company’s next quarterly earnings announcement after the Board’s approval of the targets, provided that the Company shall, subject to the Board’s approval of such targets, issue such press release or public announcement publishing such targets no later than the date of the second quarter fiscal year 2015 earnings announcement.
Pursuant to the Agreement, Starboard has agreed to obtain from Mr. Feld an irrevocable resignation letter pursuant to which he shall resign from the Board and all applicable committees and subcommittees of the Board if, at any time, Starboard’s aggregate beneficial ownership of Common Stock decreases to less than the Minimum Ownership Threshold.
The Company also agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses, including legal expenses, in connection with matters related to the 2015 Annual Meeting and the negotiation and execution of the Agreement, up to a maximum of $365,000.
Each of the parties to the Agreement also agreed to mutual non-disparagement obligations. Mr. Feld has also entered into a confidentiality agreement with the Company and Starboard.
Under the terms of the Agreement, subject to certain exceptions, at least one director designated by Starboard will be appointed to each committee and subcommittee of the Board. In connection with their appointment to the Board, the Board determined that each of Messrs. Feld and Sorensen qualified as an independent director under the listing standards of the New York Stock Exchange and applicable SEC rules. Additionally, in connection with the Agreement, the Board approved the appointment of Mr. Feld to the Nominating and Corporate Governance Committee and Compensation Committee and Mr. Sorensen to the Finance, Risk Management and Audit Committee. As of the date of the appointment, neither Messrs. Feld nor Sorensen has entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K. Each Starboard Director will be entitled to receive the Initial Director Award (as defined in the Agreement) effective as of the date of the 2015 Annual Meeting and to receive retainer fees from the date of the Agreement as contemplated by the Director Plan (as defined in the Agreement). None of the Starboard Directors will be entitled to an Annual Director Award (as defined in the Agreement) on the date of the 2015 Annual Meeting.
A copy of the press release issued by the Company regarding these events is attached hereto as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit
10.1	Agreement, dated as of March 21, 2015, by and among Insperity, Inc. and Starboard Value LP and its affiliates
99.1	Press Release, dated March 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:    /s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal,
General Counsel and Secretary

Date:    March 23, 2015

Exhibit Index

Exhibit No.	Exhibit
10.1	Agreement, dated as of March 21, 2015, by and among Insperity, Inc. and Starboard Value LP and its affiliates
99.1	Press Release, dated March 23, 2015